UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2018

ARISTA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169802	27-1497347
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

(Address of principal executive offices)

(973) 218-2428

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Arista Financial Corp. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of July 19, 2018 with NorthBridge Financial Inc. (“NorthBridge”), pursuant to which the Company has the right to sell to NorthBridge up to $5,000,000 in shares of its Common Stock, par value $0.0001 per share, subject to certain limitations and conditions set forth in the Investment Agreement.

Upon satisfaction of the conditions in the Investment Agreement, including that a registration statement, which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC, the Company will have the right, from time to time at its sole discretion over the 36-month term of the Investment Agreement, to direct NorthBridge upon delivery of a drawdown notice to purchase a number of shares of its Common Stock equal to the lower of (a) 200% of the average daily trading volume of the Common Stock in the ten business day period prior to delivery of the related drawdown notice and (b) 4.99% of the outstanding shares of Common Stock of the Company. The purchase price for the shares of Common Stock shall be 80% of the lowest price at which the Company’s Common Stock was traded during twenty consecutive trading days prior to and including, the date of the drawdown notice; provided that if the price of the Company’s Common Stock falls below such purchase price, NorthBridge may reprice the transaction based on such lower price and provided, further, that in the event of a repricing, the Company may withdraw the drawdown notice. Unless waived by NorthBridge, the Company must wait for fifteen business days following the delivery of a drawdown notice before it can deliver another drawdown notice.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Investment Agreement or the Registration Rights Agreements. NorthBridge has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. The Investment Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements of the parties and customary conditions to closing and indemnification rights.

Actual sales of shares of the Common Stock to NorthBridge under the Investment Agreement will depend on a variety of factors to be determined by the Company from time to time, including market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The Company expects that any proceeds received by the Company from such sales to NorthBridge will be used for its working capital requirements and general corporate purposes.

Copies of the Investment Agreement and the Registration Rights Agreement have been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The Common Stock that may be issued under the Investment Agreement is being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance of Section 4(a)(2) thereof. NorthBridge has represented that it is an “accredited investor” as defined in Regulation D under the Securities Act and is acquiring such shares under the Investment Agreement for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of Common Stock that may be issued to NorthBridge under the Investment Agreement have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number	Description	Filed
10.1	Investment Agreement dated as of July 19, 2018 by and between Arista Financial Corp. and NorthBridge Financial Inc.	Filed herewith
10.2	Registration Rights Agreement dated as of July 19, 2018 by and between Arista Financial Corp. and NorthBridge Financial Inc.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2018	ARISTA FINANCIAL CORP.

	By:	/s/ Paul Patrizio
Paul Patrizio Chief Executive Officer

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